Exhibit 99.1

FOR IMMEDIATE RELEASE/March 7, 2008

Una S. Ryan, Ph.D.	Avery W. Catlin	For Media:
President and CEO	Chief Financial Officer	Joan Kureczka
AVANT Immunotherapeutics, Inc.	AVANT Immunotherapeutics, Inc.	Kureczka/Martin Associates
(781) 433-0771	(781) 433-0771	(415) 821-2413
	info@avantimmune.com	jkureczka@comcast.net

AVANT ANNOUNCES COMPLETED MERGER WITH CELLDEX

AND 1-FOR-12 REVERSE STOCK SPLIT

Results of Shareholder Meeting also Announced — All Resolutions Approved

NEEDHAM, MA (March 7, 2008): AVANT Immunotherapeutics, Inc. (Nasdaq: AVAN) announced today the completed merger of Callisto Merger Corporation, its wholly-owned subsidiary, with and into Celldex Therapeutics, Inc., resulting in the combined company which will continue to be named AVANT and trade under the NASDAQ ticker symbol AVAN.

“We are extremely pleased that our shareholders recognized the intrinsic value of this merger and believe that with the closing of this transaction we have built a strong, diversified company,” said Dr. Una Ryan, President and CEO of AVANT. “We look forward to making substantial progress in the development of our portfolio of immunotherapy candidates and communicating this progress to our shareholders throughout the year. We thank them for their continued support.”

“The combined company is built on mutual expertise in developing novel immunotherapy products and brings together an exceptional management team with proven experience in all aspects of drug development. We believe that these key attributes create a stronger AVANT to realize the potential of our novel immunotherapy candidates,” said Charles Schaller, Chairman of Celldex. “I look forward to working with the new AVANT team to advance the Company’s promising pipeline.”

Approximately 104.8 million shares (on a pre-split basis) are being issued to the former Celldex shareholders in connection with the merger, having a value of approximately $75 million.

Under the terms of the merger agreement, Celldex shareholders will receive approximately 4.96 shares of common stock in exchange for each share of Celldex common stock and Class A common stock they own.  AVANT stockholders will retain 42% of, and the former Celldex stockholders will own 58% of, the outstanding shares of AVANT’s common stock on a fully-diluted basis. AVANT will also assume all of Celldex’s stock options outstanding at the time of the merger.

At the special meeting of AVANT shareholders held on March 6, 2008 in connection with the merger, shareholders approved four proposals: (i) the issuance of shares of AVANT common stock pursuant to

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19 FOURTH AVENUE   NEEDHAM, MA  02494-2725 USA   781-433-0771   FAX  781-433-0262  www.avantimmune.com

the merger agreement in the amount necessary to result in the Celldex stockholders owning 58% of AVANT common stock on a fully diluted basis, (ii) an amendment to AVANT’s Third Restated Certificate of Incorporation to increase the number of authorized shares to 300,000,000, (iii) an amendment to AVANT’s Third Restated Certificate of Incorporation to effect a reverse stock split in a ratio ranging from one-for-twelve to one-for-twenty of all issued and outstanding shares of AVANT common stock, the final ratio to be determined within the discretion of the AVANT board of directors and (iv) adoption of the 2008 stock option and incentive plan.

AVANT’s board of directors has approved a 1-for-12 reverse stock split of AVANT’s common stock, which became effective today, March 7, 2008. As a result of the reverse stock split, each twelve shares of common stock will be combined and reclassified into one share of common stock and the total number of shares outstanding will be reduced from approximately 180 million shares (including the shares issued to Celldex shareholders in connection with the merger) to approximately 15 million shares.

The AVANT common stock will trade under the symbol “AVAND” for 20 trading days beginning on March 10, 2008 to designate that it is trading on a post-reverse split basis, and will resume trading under the symbol “AVAN” after the 20-day period has expired.

About AVANT Immunotherapeutics, Inc.:

AVANT Immunotherapeutics, Inc. is a NASDAQ-listed company discovering and developing innovative vaccines and targeted immunotherapeutics for the treatment of cancer, infectious and inflammatory diseases.  AVANT focuses on the use of tumor-specific targets and human monoclonal antibodies (mAbs) to precisesly deliver therapeutic agents through its novel ‘targeted immunization’ approach.  AVANT also possesses innovative bacterial vector delivery technologies with unique manufacturing and preservation processes that offer the potential for a new generation of infectious disease vaccines. AVANT has three commercialized products, including Rotarix® for the prevention of rotavirus infection and two human food safety vaccines for reducing salmonella infection in chickens and eggs. AVANT’s deep product pipeline consists of products in varying stages of development, with its lead candidate, CDX-110, currently undergoing evaluation in a Phase 2/3 clinical trial in newly diagnosed glioblastoma multiforme, one of the most aggressive forms of brain cancer.  AVANT also has five product candidates in its development pipeline including:

•                  CDX-1307, a product based on its proprietary APC Targeting Technology(TM), which is in two Phase 1 clinical trials for patients with advanced pancreatic, bladder, breast and colon cancer;

•                  a complement inhibitor, TP10, in development for transplantation and other indications; and

•                  three candidates based on its oral, rapidly-protecting, single-dose and temperature-stable vaccine technology, including combination vaccines for travelers, the military and global health needs.

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Additional information on AVANT Immunotherapeutics, Inc. can be obtained through our site on the World Wide Web: http://www.avantimmune.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: The statements made in this press release which are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements that may be identified by words such as “expectations,” “remains,” “focus,” “expected,” “prospective,” “expanding,” “building,” “continue,” “progress,” “plan,” “efforts,” “hope,” “believe,” “objectives,” “opportunities,” “will,” “seek,” and other expressions which are predictions of or indicate future events and trends and which do not constitute historical matters identify forward-looking statements. These statements also include statements regarding: (i) AVANT’s expectations regarding its integration with Celldex following the merger and (ii) statements made regarding AVANT’s goals for its programs and products. This release includes forward-looking statements that are subject to a variety of risks and uncertainties and reflect AVANT’s current views with respect to future events and financial performance. There are a number of important factors that could cause the actual future experience and results to differ materially from those expressed in any forward-looking statement made by AVANT, including, but are not limited to: (i) costs related to the merger; (ii) the risk that AVANT’s and Celldex’s businesses will not be integrated successfully; (iii) the combined company’s inability to further identify, develop and achieve commercial success for new products and technologies; (iv) the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials; (viii) the risk that clinical trials by the combined company may not result in marketable products; (ix) the risk that the combined company may be unable to successfully secure regulatory approval of and market its drug candidates; (x) the risks associated with reliance on outside financing to meet capital requirements; (xi) risks associated with Celldex’s new and uncertain technology and the development of competing technologies; and (xii) risks related to the combined company’s ability to protect its proprietary technologies and patent-infringement claim.

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